UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2024

CALIDI BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40789	86-2967193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4475 Executive Drive, Suite 200, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

(858) 794-9600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.0001 per share	CLDI	NYSE American LLC

Warrants, each whole warrant exercisable for one share of common stock	CLDI WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On June 20, 2024, the Board of Directors (the “Board) of Calidi Biotherapeutics, Inc. (the “Company”) appointed Dr. George Peoples as a director, effective July 1, 2024. Upon the effectiveness of Dr. People’s appointment, he will also be appointed as a member of the Compensation Committee of the Board. Dr. Peoples’ term will expire at Company’s 2025 annual meeting of stockholders or until his respective successor is duly elected and qualified.

George E. Peoples, Jr., M.D., F.A.C.S. Dr. Peoples served 30 years of active duty as a surgeon and research scientist in the military. Dr. Peoples is currently a Professor of Surgery at Uniformed Services University of the Health Sciences (USUHS) and a Professor (adjunct) of Surgical Oncology at MD Anderson Cancer Center (MDACC). In addition, Dr. Peoples is also the Founder and CEO of Cancer Insight, and the Founder and a director of the Cancer Vaccine Development Program. He also currently serves as a Board Member for Texas Biomedical Research Institute since 2019 and as a Trustee for San Antonio Medical Foundation since 2017. Dr. Peoples is a graduate of the United States Military Academy, West Point and the Johns Hopkins School of Medicine. He completed his surgical training at Harvard’s Brigham and Women’s Hospital and also completed a postdoctoral fellowship at the Laboratory of Biologic Cancer Therapy at Harvard Medical School. He then completed a surgical oncology fellowship at MDACC prior to becoming the Chief of Surgical Oncology at WRAMC. He has published over 300 peer-reviewed manuscripts, abstracts, and book chapters on immuno-oncology and cancer vaccine development. Dr. Peoples received his M.D. from Johns Hopkins University School of Medicine in 1988 and his Bachelor of Science from the United States Military Academy in 1984.

In connection with Dr. People’s appointment as a director, he will enter into the Company’s standard form of indemnification agreement. Dr. People will also be entitled to cash and/or equity-based compensation as determined under the Company’s nonemployee director compensation policy. Except as disclosed in this Current Report on Form 8-K, there are no arrangements or understandings with any other person pursuant to which Dr. People was appointed as a director of the Company. There are also no family relationships between Dr. People and any of the Company’s directors or executive officers. Except as disclosed in this Current Report on Form 8-K, Dr. People has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Exhibit Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIDI BIOTHERAPEUTICS, INC.
Dated: June 26, 2024
	By:	/s/ Andrew Jackson
	Name:	Andrew Jackson
	Title:	Chief Financial Officer